SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                    ________________________



                            FORM 8-K

                         CURRENT REPORT


                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 31, 1995



                    ________________________



                  ORBITAL SCIENCES CORPORATION

    Delaware             0-18287             06-1209561
   (State of         (Commission File     (I.R.S. Employer
 incorporation)          Number)             I.D. No.)

                  21700 Atlantic Boulevard
                   Dulles, Virginia 20166
                       (703) 406-5000
                (Address and telephone number
               of principal executive offices)



Item 5.   Other Events

     On August 31, 1995, Orbital Sciences Corporation ("Orbital" or the "Company") executed an agreement to acquire MacDonald, Dettwiler and Associates Ltd. ("MDA"), a high technology company specializing in the design, manufacture and marketing of space remote sensing ground stations capable of handling all major optical and radar imaging for Earth observation satellites. MDA is also a major provider of advanced space-qualified software, air navigation systems, defense electronics systems and network communications training and consulting. MDA's Common Shares are publicly traded on the Vancouver Stock Exchange and The Toronto Stock Exchange.

The acquisition is expected to be concluded by December 31, 1995. Pursuant to the terms of the agreement, a newly established, wholly owned Canadian subsidiary of Orbital will issue
Exchangeable Shares in exchange for all the issued and outstanding MDA Common Shares. These Exchangeable Shares will have voting and economic rights with respect to Orbital identical to Orbital Common Stock, and will be exchangeable into Orbital Common Stock at the option of the holders, subject to certain regulatory restrictions.

The actual number of shares of Orbital Common Stock issuable pursuant to the agreement is based on the average closing sales price of Orbital's Common Stock for the 20 trading days ending on the date four trading days prior to closing. Assuming an average closing sales price of $17.25 per share for Orbital Common Stock and an exchange ratio of .31 Orbital Common Stock to 1.00 MDA Common Share, Orbital expects to issue approximately 3.9 million shares of its Common Stock for all of MDA's issued and outstanding voting common shares and employee share options. Pursuant to the agreement, Orbital will assume all of MDA's outstanding common share options, which vest in variable amounts over the next four years.

The acquisition will be accounted for using the pooling of interests method of accounting.

Item 7.   Financial Statements and Exhibits

     (a)       (i)  Consolidated Financial Statements of
MacDonald, Dettwiler and Associates Ltd., together with report of the independent auditors, as of March 31, 1995, 1994 and 1993;
and

          (ii)  Unaudited Consolidated Financial Statements of
MacDonald, Dettwiler and Associates Ltd. as of June 30, 1995 and for the three-month periods ended June 30, 1995 and 1994.

     (b)  Pro Forma Financial Information of Orbital Sciences
Corporation

          (i) as of and for the six-month period ended June 30, 1995; and

          (ii) for the years ended December 31, 1994, 1993 and 1992.

     (c) Exhibits. The following exhibits are filed as part of this report:

     Exhibit
     No.

          2    Combination Agreement dated as of August
          31, 1995 among Orbital Sciences Corporation,
          3173623 Canada Inc. and MacDonald, Dettwiler and Associates Ltd. (transmitted herewith)

          2.1 Plan of Arrangement under Section 192 of the Canada Business Corporations Act
          (transmitted herewith)

          2.2  Voting and Exchange Trust Agreement
          between Orbital Sciences Corporation,
          MacDonald Dettwiler Holdings Inc. And State
          Street Bank and Trust Company (transmitted herewith)

          2.3  Support Agreement between Orbital
          Sciences Corporation and MacDonald, Dettwiler
          Holdings, Inc. (transmitted herewith)

          2.4  Notice of Special Meeting of
          Shareholders and Holders of the 1988 Employee
          Share Options and the 1988 Key Employee Share
          Options of MacDonald, Dettwiler and
          Associates Ltd. and Management Information
          Circular dated as of October 6, 1995
          (transmitted herewith)

          23   Consent of KPMG Peat Marwick Thorne
          (transmitted herewith)




            MACDONALD, DETTWILER AND ASSOCIATES LTD.
                CONSOLIDATED FINANCIAL STATEMENTS

        For the Years ended March 31, 1995, 1994 and 1993

              (including Auditors' Report thereon)


        For the Three Months ended June 30, 1995 and 1994
                           (Unaudited)

                    MDA FINANCIAL STATEMENTS

               AUDITORS' REPORT TO THE DIRECTORS


We have audited the consolidated balance sheets of MacDonald, Dettwiler and Associates Ltd. as at March 31, 1995 and 1994 and the consolidated statements of earnings, retained earnings and changes in financial position for each of the years in the three year period ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 1995 and 1994 and the results of its operations and the changes in its financial position for each of the years in the three year period ended March 31, 1995 in accordance with generally accepted accounting principles.







Vancouver, Canada               (signed) KPMG Peat Marwick Thorne
May 25, 1995, except as to                  Chartered Accountants
Note 8(d) which is as
at September 29, 1995

             MACDONALD, DETTWILER AND ASSOCIATES LTD.

                   Consolidated Balance Sheets
                    (In thousands of Canadian dollars)


                                         June 30,            March 31,
                                           1995          1995        1994
                                        (Unaudited)     _____        _____
                  Assets
Current assets:
     Cash and term deposits                 $16,845       $ 9,463     $12,008
     Receivables                             22,518        30,484      33,104
     Recoverable income taxes                   275           221       1,443
     Inventories                                817           486         488
     Prepaid expenses                         1,193         1,011       1,407
         Total current assets                41,648        41,665      48,450

Lease receivable                              1,171         1,186       1,415
Investment                                      586           586         586
Fixed assets (Note 2)                        10,597        10,939      10,342
Goodwill                                      7,865         8,005       2,339
Deferred income taxes                           191           184           -
                                            $62,058       $62,565     $63,132


 Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable and accrued           $11,803       $12,118     $14,655
     liabilities
     Deferred revenue                        19,813        21,204      26,553
     Current portion of long-term
     debt and obligations under
     capital leases (Note 3)                  1,224         1,143       1,043

     Deferred income taxes                        -             -         297
          Total current liabilities          32,840        34,465      42,548

Long-term debt and obligations under
     capital leases (Note 3)                  8,197         8,052       4,334

Shareholders' equity:
     Capital stock (Note 4)                   8,107         8,052       7,969
     Contributed surplus                      2,050         2,050       2,050
     Retained earnings                       10,549         9,539       6,065
     Cumulative translation
     adjustment                                 315           407         166
          Total shareholders' equity         21,021        20,048      16,250
                                            $62,058       $62,565     $63,132
Contingencies and commitments (Note 8)

On behalf of the Board:



  (signed) John W. Pitts            (signed) J. S. MacDonald
         Director                           Director

   See accompanying notes to consolidated financial statements.

             MACDONALD, DETTWILER AND ASSOCIATES LTD.

               Consolidated Statements of Earnings
         (In thousands of Canadian dollars, except per share data)




                                            Three months               Year  ended March 31
                                            ended June 30
                                          1995        1994        1995        1994          1993
                                             (Unaudited)

Revenues                                   $23,611     $27,605   $109,955     $101,417       $85,156

Expenses (Note 7):
     Cost of sales                          15,769      20,459     80,063       75,294        59,705
     General and administrative              2,253       1,941      7,761        6,673         6,689
     Marketing                               3,388       2,687     12,098       10,096         9,448
     Research and development                  438         656      2,381        3,421         4,378
     Interest on long-term debt                 85         102        387          524           488
      and capital lease obligations
     Goodwill amortization                     109         107        435          127           136
                                            22,042      25,952    103,125       96,135        80,844

Operating earnings                           1,569       1,653      6,830        5,282         4,312
Other income                                   232         115        637          532
                                                                                                 634
Earnings before income taxes                 1,801       1,768      7,467        5,814         4,946
Income taxes (Note 6)                          793         778      3,502        2,557         2,177
Net earnings                              $  1,008   $     990  $   3,965     $  3,257     $   2,769

Net earnings per common share
(Note 5):
     Basic                               $     .09  $      .09 $      .36   $      .29    $      .25
     Fully diluted                       $     .09  $      .08 $      .34   $      .28    $      .24



   See accompanying notes to consolidated financial statements


             MACDONALD, DETTWILER AND ASSOCIATES LTD.

           Consolidated Statements of Retained Earnings
                    (In thousands of Canadian dollars)



                                        Three months                     Year ended March 31,
                                       ended June 30,
                                    1995           1994           1995           1994           1993
                                        (Unaudited)

Retained earnings, beginning         $  9,539       $  6,065       $  6,065       $  3,624        $11,820
  of period
Net earnings                            1,008            990          3,965          3,257          2,769
Excess of cost of shares
  purchased and cancelled over
  average issuance price                    2              -          (491)          (816)              -
Dividends on common shares                  -              -              -              -       (10,965)
Retained earnings, end of             $10,549        $ 7,055        $ 9,539        $ 6,065        $ 3,624
  period

   See accompanying notes to consolidated financial statements

             MACDONALD, DETTWILER AND ASSOCIATES LTD.

     Consolidated Statements of Changes in Financial Position
                    (In thousands of Canadian dollars)



                                           Three months          Year ended March 31,
                                          ended June 30,
                                         1995       1994       1995       1994      1993
                                          (Unaudited)
Operating activities:
    Net earnings                        $  1,008   $    990  $  3,965   $  3,257    $ 2,769
     Items not affecting cash:
         Depreciation and amortization     1,031        921     3,949      3,384      2,823
         Deferred income taxes               (7)       (19)     (481)      (283)        155
         Loss on disposal of fixed             -          -         5          7          7
          assets
     Net change in non-cash working
        capital balances relating to       5,635    (2,294)   (3,189)      9,909    (5,259)
          operations
        Cash provided by (applied to)      7,667      (402)     4,249     16,274        495
          operations

Financing activities:

 Net increase (decrease) in long-term        226      3,908     3,818      (296)         27
        debt and obligations under capital
        leases
     Decrease in other receivables             -          -         -        685        961
     Decrease (increase) in lease             15         13        51    (1,470)          -
        receivable
     Issue of capital stock                   53         11       185        205        358
     Purchase of capital stock                 -      (468)     (593)      (967)          -
     Dividends paid on common shares           -          -         -         -    (10,965)
     Cash provided by (applied to)           294      3,464     3,461    (1,843)    (9,619)
        financing activities


       Total cash generated for            7,961      3,062     7,710     14,431    (9,124)
         investing activities

Investing activities:
     Purchase of fixed assets              (579)      (904)   (3,928)    (3,631)    (4,133)
     Acquisition of subsidiary                 -    (6,345)   (6,327)          -          -
     Investment, net                           -          -          -                 (221)
                                                                            (66)
         Cash applied to investing         (579)    (7,249)  (10,255)    (3,697)    (4,354)
           activities

Increase (decrease) in cash during the     7,382    (4,187)   (2,545)     10,734   (13,478)
        period
Cash, beginning of period                  9,463     12,008    12,008      1,274     14,752
Cash, end of period                      $16,845    $ 7,821  $  9,463    $12,008    $ 1,274

   See accompanying notes to consolidated financial statements

1.   Significant accounting policies:

     (a)       Consolidation:

               The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The Company accounts for its investment in Radarsat International Inc. (RSI) on the equity basis. The Company considers RSI to be in the development stage and is capitalizing its share of start-up expenditures until commencement of operations.

        All intercompany balances and transactions are eliminated on consolidation.

     (b)       Recognition of revenue:

               Contract revenue is recognized on the percentage of completion basis. A provision for loss is made when estimated total costs are in excess of total contract revenue.

     (c)       Fixed assets:

               Fixed  assets are stated at cost less  accumulated
        depreciation.     Depreciation   is    applied    on    a
        straight-line basis at the following rates:

               Computers                 20% - 33%
               Equipment                       20%
               Furniture and fixtures          20%
               Software                        25%
               Leasehold improvements   Term of lease

     (d)       Research and development:

               Research costs are expensed in the year incurred. Development costs are expensed in the year incurred unless the Company believes a development project meets generally accepted accounting criteria for deferral and amortization. The Company interprets the criteria for deferral of development costs on a very stringent basis under which interpretation, few, if any, development costs qualify for deferral. In the current year no development costs were deferred.

               Research and development costs are reduced by related government assistance.

     (e)       Investment tax credits:

               Investment tax credits are accounted for using the cost reduction method and are applied against cost of sales.

     (f)       Foreign currency translation:

               Foreign operations which are considered integrated (financially and operationally dependent on the parent) are translated to Canadian dollars using current rates of exchange for monetary assets and liabilities. Historical rates of exchange are used for non-monetary assets and liabilities and average rates for the year for revenues and expenses. Gains or losses resulting from these translation adjustments are included in income.

                 Foreign operations which are considered self-sustaining (financially and operationally independent of the parent) are translated to Canadian dollars using the current rates of exchange for assets and liabilities and using average rates for the year for revenues and expenses. Gains or losses resulting from these translation adjustments are deferred in a separate component of shareholders' equity ("Cumulative translation adjustment") until there is a realized reduction in the parent's net investment in the foreign operation.

               The  Company  considers the  operations  of  Earth
        Observation   Sciences  Limited  to  be  self-sustaining.
        Operations   of   all  other  foreign  subsidiaries   are
        integrated.

     (g)       Goodwill:

               Goodwill represents the excess of the cost of shares in subsidiaries over amounts assigned to their net identifiable assets. The excess cost is amortized on a straight-line basis over a period of twenty years.

2.   Fixed assets:

                                              June 30, 1995

                                                Unaudited
                                Cost            Accumulated             Net
                                                Depreciation
                                 (000's)          (000's)                (000's)
Computers                          $13,507            $10,141          $  3,366
Equipment                            2,831              1,975               856
Furniture and fixtures               3,096              2,403               693
Leasehold improvements               7,630              2,828             4,802
Software                             2,640              1,760               880
                                   $29,704            $19,107           $10,597

                                                 March 31, 1995

                                 Cost            Accumulated              Net
                                                 Depreciation

                               (000's)             (000's)             (000's)
Computers                          $13,124            $ 9,557           $ 3,567
Equipment                            2,734              1,906               828
Furniture and fixtures               3,095              2,344               751
Leasehold improvements               7,632              2,678             4,954
Software                             2,513              1,674               839
                                   $29,098            $18,159           $10,939
                                              March 31, 1994

                                Cost             Accumulated            Net
                                                 Depreciation

                               (000's)           (000's)               (000's)
Computers                          $10,408            $ 7,160           $ 3,248
Equipment                            2,248              1,663               585
Furniture and fixtures               2,795              2,103               692
Leasehold improvements               7,343              2,128             5,215
Software                             2,008              1,406               602
                                   $24,802            $14,460           $10,342

     Total assets under capital leases included above have a cost
     of   $2,400,000  at  March  31,  1995  (March  31,  1994   -
     $2,513,000) and a net book value of $1,721,000 at March 31, 1995 (March 31, 1994 - $1,785,000).

3.   Long-term debt:

                                               June 30,        March 31,
                                                 1995       1995      1994
                                              (Unaudited
                                                (000's)    (000's)   (000's)
Promissory note payable, interest at
  6.8%, principal and interest repayable
   at $35,000 monthly                               $2,428  $2,490     $2,730
Western Economic Diversification
  loan, non-interest bearing, repayable
  in annual installments commencing June
  30, 1996 and ending June 30, 2005                  1,230   1,188        802
Term loan, interest at 10.5%, payable
  monthly, principal repayable in full on
  or before July 15, 1996                            3,750   1,850          -
Obligations under capital leases.                    2,013   1,667      1,845

                                                     9,421   9,195      5,377
Deduct current portion                               1,224   1,143      1,043

                                                    $8,197  $8,052     $4,334


     Long-term debt is secured by a fixed and floating charge on all Company assets and by charges and chattel mortgages on specific equipment.

        (a) Future minimum lease payments due under capital leases at March 31, 1995 are as follows:

                                                  (000's)
               1996                               $ 1,023
               1997                                   588
               1998                                   257
               Total minimum lease payments         1,868
               Less amount representing interest      201
                                                  $ 1,667

        (b)Principal  repayments on long-term debt at  March  31,
        1995 are as follows:
                                                  (000's)
               1996                               $ 1,143
               1997                                 4,778
               1998                                   657
               1999                                   433
               2000                                   455
               Thereafter                           1,729
                                                  $ 9,195
4.   Capital stock:

        (a)   Common shares:

          The authorized capital of the Company consists of an unlimited number of common shares without par value, 205,000 Class A preference shares of no par value (issued nil) and 27,000 Class B preference shares of no par value (issued nil).


                                               (Dollar amounts in thousands)

                                             Common Shares         Contributed
                                                                     Surplus
Number of shares issued, and to be issued
April  1,  1992,  net of 82,798  treasury
shares                                             11,089,843                    -

Balance, April 1, 1992                               $  7,557             $  2,050

Issuance of 181,844 shares for cash                       358                    -
Adjustment of 79,066 shares to be  issued
in exchange for 49.9% interest in EOS                       -                    -

Balance, March 31, 1993                                 7,915                2,050

Issuance of 107,866 shares for cash                       205                    -
Repurchased 251,100 shares for cash                     (151)                    -
Balance, March 31, 1994                                 7,969                2,050

Issuance of 94,343 shares for cash                        185                    -
Repurchased 158,600 shares for cash                     (102)                    -
Balance, March 31, 1995                                 8,052                2,050

Issuance   of  29,785  shares  for   cash
(unaudited)                                                55                    -

Balance, June 30, 1995 (unaudited)                   $  8,107              $ 2,050


Number of shares issued, and to be issued
June 30, 1995 (unaudited)                          11,173,047                    -



        (b)   Share option plans:

          Under four share option plans, employees are entitled to acquire common shares in quantities and prices as determined by the directors of the Company. The number of common shares available for allocation is as follows:

                                        June 30,              March 31,
                                          1995          1995          1994
                                        (Unaudited)
Reserved at beginning of the period         868,477      935,717        869,806
Exercised during the period                (29,785)     (33,605)       (86,586)
Options allocated during the period         246,000            -        254,000
Options expired during the period           (7,135)     (33,635)      (101,503)
Remainder   reserved   for    future      1,077,557      868,477        935,717
        periods

4.   Capital stock, continued:

          Under the plans, any share options granted must be exercised and purchased within nine years of being granted. The remaining 1,077,557 shares have been allocated for issue at prices ranging from $.90 to $4.40 per common share.

        (c)   Shares to be issued:

          The common shares to be issued are consideration for the 1992 acquisition of the remaining 10.4% of Earth Observation Sciences Limited (EOS). At June 30, 1995, the shareholders of EOS have an option, exercisable at any time to exchange their interest in EOS for 79,214 shares of the Company. In addition, the Company has the right to require the exchange of these EOS shares. This right may be exercised at any time, but will take place no later than October 31, 2001. As the purchase consideration is fixed, and the purchase will occur no later than October 31, 2001, the transaction has been treated for accounting purposes as an acquisition of 100% of the outstanding shares of EOS.


5.   Net earnings per common share:

     Basic earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding during the year. Weighted average common shares are as follows:

        June 30, 1995 (unaudited)           11,148,378
        June 30, 1994 (unaudited)           11,158,572

        March 31, 1995                      11,142,811
        March 31, 1994                      11,315,231
        March 31, 1993                      11,292,881

6.   Income taxes:

        (a) The income tax provision is comprised of the following:

                                Three months           Year ended,
                               ended June 30             March 31,
                               1995      1994     1995     1994     1993
                                (Unauditied)

                             (000's)   (000's)  (000's)  (000's)   (000's)

Current income tax expense   $  800    $  797   $ 3,983  $ 2,840   $ 2,022
Deferred income tax expense     (7)      (19)     (481)    (283)       155
                             $  793    $  778   $ 3,502  $ 2,557   $ 2,177


6.   Income taxes, continued:

       (b)    Investment tax credits:

       At March 31, 1995, the Company had unused investment tax credits expiring March 31:

                                            (000's)

               1996                         $ 1,271
               1997                           1,895
               1998                             286
               1999                             865
               2000                             761
               2001                             975
               2002                           2,348
               2003                           2,000
               2004                           2,430
               2005                           2,500
                                            $15,331


       (c) A reconciliation of income taxes at statutory rates to actual income taxes is:

                             Three months ended          Year ended
                                  June 30,               March 31,
                              1995       1994      1995     1994    1993
                                 Unaudited)
Combined basic income tax       45.3%      45.3%    45.3%    44.8%   44.5%
rate
                               (000's)    (000's)   (000's) (000's)  (000's)

Income tax expense prior to    $  816     $  801  $ 3,383  $ 2,605  $ 2,201
the following increases
(reductions)

Non-deductible expenditures        18         20       92       50      79
Reduction of deferred tax
credits at rates in excess
of the current period rate        (1)        (1)      (3)     (19)      (3)
Differing statutory rates
in foreign jurisdictions           25         33      130       70      10
Net foreign losses not tax
effected                           45         67      466      294     152
Manufacturing and
processing rate reduction       (107)      (138)    (553)    (338)    (137)
Other                             (3)        (4)     (13)    (105)    (125)

                               $  793      $ 778  $ 3,502  $ 2,557  $2,177

7. Supplementary information to the consolidated statements of earnings:

        (a)     Research  and  development  expenses  have   been
        reduced by government assistance as follows:

                             Three months             Year ended
                             ended June 30,            March 31,
                            1995       1994     1995     1994     1993
                              (Unaudited)
                           (000's)   (000's)  (000's)  (000's)   (000's)
Research and development    $ 1,136   $ 1,128  $ 4,747  $4,319   $ 6,701
        expenses
Government assistance         (698)     (472)  (2,366)    (898)   (2,323)

                            $   438   $   656  $ 2,381  $ 3,421   $ 4,378

               The above expenditures represent internally funded research and development. In addition, during the year ended March 31, 1995, the Company incurred $29,320,000 (1994 - $29,281,000 1993 - $26,507,000) of research and development which was performed as part of customer contracts. Customer contractual research and development expenditures have been included in cost of sales.

        (b)    Investment  tax credits earned in the  year  ended
        March  31, 1995 on scientific research expenditures  have
        been  applied  to reduce the cost of sales by  $1,850,000
        (1994 - $1,150,000 1993 - $1,050,000).


8.   Contingencies and commitments:

        (a)    At March 31, 1995, the Company was committed under
        operating   leases  for  the  following  minimum   annual
        rentals:

                                                (000's)

               1996                            $ 2,926
               1997                              3,134
               1998                              3,155
               1999                              3,159
               2000                              2,931
               Subsequent years                 12,440
                                               $27,745

        (b)The Company's bankers have issued letters of guarantee to certain customers of the Company in the amount of $9,459,000 (1994 - $15,378,000) of which
        $2,438,000   (1994  - $6,791,000) is  guaranteed  by  the
        Federal Government of Canada. If the Company failed to perform as agreed with these customers and if the letters of guarantee were called, the $7,021,000 (1994
        - $8,587,000) due the Company's bankers would be secured by the existing general assignment of book debts and assignment of inventories. Inventories relating to contracts with the Government of Canada are excluded from the assignment. The Federal Government of Canada is secured under a general recourse agreement, which is secondary to the Company's bankers.
8.   Contingencies and commitments, continued:

        (c)Certain government assistance may be repayable based on future sales levels related to the projects funded. At March 31, 1995 this amount approximated $12,109,000 (1994 - $10,716,000). Amounts, if any, that may be repayable would be accounted for in the period in which conditions that cause repayment arise.

        (d)In April 1995, the Company signed a memorandum of agreement to acquire 300,000 Series B Preferred Shares of EarthWatch, Incorporated for cash consideration of U.S. $3,000,000, payable by six equal quarterly installments. Payments are to commence once a stock purchase agreement between the parties is finalized. Each Preferred Share may be converted at any time into a fully-paid Common Share of EarthWatch, Incorporated on a one-for-one basis. The Company is accounting for the investment on the cost basis.

          EarthWatch,  Incorporated is developing high-resolution
        commercial   imaging  satellites.  The  first   satellite
        launch is scheduled for 1996.

9.   Segmented information:

     The  Company's  principal business activity relates  to  the
     design,   development  and  integration  of   computer-based
     systems.   Sales to customers in foreign countries  amounted
     to:

                                              (000's)

        Three months ended:
                June 30, 1995 (unaudited)     $ 10,362
                June 30, 1994 (unaudited)       12,158

        Year ended:   March 31, 1995            48,331
                      March 31, 1994            37,135
                      March 31, 1993            40,366


10.  Acquisition:

     On April 6, 1994, the Company acquired 100% of the outstanding shares of The PSC Communications Group Inc.
     (PSC), for cash consideration of $5,176,000 and a maximum of 250,000 common shares of the Company. The issue of shares is contingent upon PSC achieving certain income levels in the year ending March 31, 1996.

     The total net assets acquired, accounted for using the purchase method are as follows:

                                                (000's)
        Net non-cash assets acquired,
           at assigned values:
          Working capital                      $   215
          Fixed assets                             188
          Net non-cash assets acquired             403
        Excess of cost of net assets
            over assigned values (goodwill)      5,924
                                                 6,327

          Bank indebtedness of
               acquired operations              (1,151)
        Total cash consideration               $ 5,176


11.  Reconciliation of Accounting Principles

     The Company historically reports its financial results using generally accepted accounting principles in Canada ("GAAP-C"). The major differences between GAAP-C and generally accepted accounting principles in the United States ("GAAP-US"), as applied to the Company, are as follows:


                                     Year ended March 31,
                                  1995      1994       1993
                                (000's)    (000's)    (000's)

     Net Income, as reported     $  3,965  $  3,257    $  2,769
     GAAP-US adjustments            (869)   (1,657)      (1,088)

     Net Income, as adjusted     $  3,096  $  1,600    $  1,681

        (a) The Company has an approximate 25% equity investment in RSI that is accounted for under GAAP-C using the equity method of accounting for investments. RSI is in its development stage and, pursuant to GAAP-C, MDA is capitalizing its share of RSI's start-up operating expenses until the commencement of RSI's intended operations. Accordingly, the Company's historical statements of operations do not report as a current expense the Company's share of RSI's start-up expenses. GAAP-US would require RSI to charge to earnings all such operating expenses incurred during RSI's development stage.

               In converting to GAAP-US, the Company's method of accounting for costs incurred by RSI during the development stage would be adjusted, resulting in an increase to research and development expenses of $66,000 and $221,000 for the years ended March 31, 1994 and 1993, respectively. No adjustment was required for the year ended March 31, 1995.

        (b) The Company has historically received Canadian Government assistance for certain research and development projects that may be repayable based on future sales levels or other benefits achieved by MDA as a result of the projects. In the event that such projects do not result in future benefits to MDA, the repayment obligation is relieved. Pursuant to GAAP-C, the Company's historical financial statements have recorded the receipt of such government assistance as a current period reduction in research and development expenses, disclosing a contingent liability for the potential repayment obligation. GAAP-US would require postponing the recognition of a gain contingency until the contingency is resolved.

               In converting to GAAP-US, the Company's method of accounting for such government assistance would be adjusted by recording a liability for the government assistance received (as opposed to a reduction in current period research and development expenses) in the amounts (on a pre-tax basis) of $1,598,000, $2,839,000 and $1,549,000 for the years ended March 31, 1995, 1994 and 1993, respectively, reflecting the repayment obligation.

        (c) The Company has historically received investment tax credits for Canadian tax purposes for certain qualifying research and development projects. Pursuant to GAAP-C, the Company's historical financial statements have recorded the receipt of investment tax credits as a current period reduction in costs of sales.

               In converting to GAAP-US, the Company's method of accounting for investment tax credits would be adjusted by recording the credit as a reduction in current period income tax expense (as opposed to a reduction in current period costs of sales) of $1,850,000, $1,150,000 and $1,050,000 for the years ended March 31, 1995, 1994 and 1993, respectively.



                  ORBITAL SCIENCES CORPORATION
                 Pro Forma Financial Information

All references to dollars in the following Pro Forma Statements and the related notes thereto are to U.S. dollars, unless otherwise noted.

On August 31, 1995, Orbital signed an agreement to acquire MDA (the "MDA Acquisition"). MDA's Common Shares are publicly traded on the Vancouver Stock Exchange and The Toronto Stock Exchange. The MDA Acquisition is expected to be concluded by December 31, 1995.

Pursuant to the terms of the agreement, a newly established, wholly owned Canadian subsidiary of Orbital will issue
Exchangeable Shares in exchange for all the issued and outstanding MDA Common Shares. These Exchangeable Shares will have voting and economic rights with respect to Orbital identical to Orbital Common Stock, and will be exchangeable into Orbital Common Stock at the option of the holders, subject to certain regulatory restrictions. For purposes of the following pro forma presentation, Orbital has assumed that conversion of the Exchangeable Shares occurred contemporaneously with closing (i.e., that Orbital issued Common Stock directly for MDA Common Shares).

The actual number of shares of Orbital Common Stock issuable pursuant to the agreement is based on the average closing sales price of Orbital's Common Stock for the 20 trading days ending on the date four trading days prior to closing. Assuming an average closing sales price of $17.25 per share for Orbital Common Stock and an exchange ratio of .31 Orbital Common Stock to 1.00 MDA Common Share, Orbital expects to issue approximately 3.9 million shares of its Common Stock for all of MDA's issued and outstanding voting common shares and employee share options. As part of the MDA Acquisition, Orbital will assume all of MDA's outstanding common share options, which vest in variable amounts over the next four years. The MDA Acquisition will be accounted for using the pooling of interests method of accounting and, accordingly, MDA's assets and liabilities will be carried forward at their historical recorded amounts.

The following unaudited condensed consolidated pro forma financial information consists of Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1995 and for the year ended December 31, 1994, 1993 and 1992, and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1995 (collectively, the "Pro Forma Statements"). The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1995 gives effect to the MDA Acquisition as if it had occurred on January 1, 1995. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 1994, 1993 and 1992 give effect to the MDA Acquisition as if it had occurred on January 1, 1992. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the MDA Acquisition as if it had occurred on June 30, 1995.


                  ORBITAL SCIENCES CORPORATION
                 Pro Forma Financial Information

Management believes that, on the basis set forth herein, the Pro Forma Statements reflect a reasonable estimate of the MDA
Acquisition based on currently available information. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been had the MDA Acquisition in fact occurred on June 30, 1995, January 1, 1995 or January 1, 1992, or to project the Company's financial position or results of operations for any future date or period indicated. The Pro Forma Statements should be read in conjunction with the consolidated financial statements of each of the Company and MDA and related notes thereto.

                                                     ORBITAL SCIENCES
                                                       CORPORATION
                                                   UNAUDITED PRO FORMA
                                                  CONDENSED CONSOLIDATED
                                                      BALANCE SHEET
                                                      JUNE 30, 1995
                                                       (thousands)

                             Historical     Historical      Conversion            Converted        Pro Forma      Pro Forma
                              Orbital        MacDonald     Adjustments           Historical       Adjustments      Results
                              Sciences       Dettwiler      (B) Debit             MacDonald                         (US$)
                            Corporation         and          (Credit)           Dettwiler and
                               (US$)        Associates                         Associates Ltd.
                                             Ltd. (C)                             (C) (US$)
                                               (C$)
ASSETS

CURRENT ASSETS:

 Cash and cash equivalents   $   18,377    $    16,845     $   (4,571)     1    $      12,274                    $   30,651

 Short-term investments          21,440               -              -                      -                        21,440

 Receivables, net                83,376          22,518        (6,110)     1           16,408                        99,784

 Inventories, net                28,320             817          (222)     1              595                        28,915

 Other current assets             8,145           1,468          (399)     1            1,069                         9,214

   Total current assets         159,658          41,648                                30,346                       190,004

PROPERTY, PLANT AND             101,882          10,597        (2,875)     1            7,722                       109,604
  EQUIPMENT, net

INVESTMENTS IN AFFILIATES,       64,093             586          (586)  2(a)                -                        64,093
  net

EXCESS OF PURCHASE PRICE         67,464           7,865        (2,134)     1            5,731                        73,195
 OVER NET ASSETS ACQUIRED,
 net

 DEPOSITS AND OTHER ASSETS       15,737           1,362             19  2(b)            1,006                        16,743


     TOTAL ASSETS            $  408,834    $     62,058                         $      44,805                    $  453,639



                                                     ORBITAL SCIENCES
                                                       CORPORATION
                                                   UNAUDITED PRO FORMA
                                                  CONDENSED CONSOLIDATED
                                                      BALANCE SHEET
                                                      JUNE 30, 1995
                                                       (thousands)

                             Historical     Historical      Conversion            Converted        Pro Forma      Pro Forma
                              Orbital        MacDonald,    Adjustments           Historical       Adjustments      Results
                              Sciences       Dettwiler      (B) Debit             MacDonald,                        (US$)
                            Corporation         and          (Credit)           Dettwiler and
                               (US$)        Associates                         Associates Ltd.
                                             Ltd. (C)                             (C) (US$)
                                               (C$)

LIABILITIES AND
STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Short-term borrowings and    $  11,752     $     1,224   $       332     1  $            892                 $       12,644
current portion of long-
term obligations

  Accounts payable and           43,463          11,803          3,203     1            8,600                        52,063
    accrued expenses

Deferred revenue and other       11,557          19,813          5,377     1           14,436                        25,993
    liabilities

Total current liabilities        66,772          32,840                                23,928                        90,700

LONG-TERM OBLIGATIONS,           95,203           8,197       (13,382)  2(b)           15,724                       110,927
net of current portion                                           5,855     1

DEFERRED INCOME TAXES
AND OTHER LIABILITIES            11,245               -                                     -                        11,245

TOTAL LIABILITIES               173,220          41,037                                39,652                       212,872

STOCKHOLDERS' EQUITY
Preferred Stock                       -               -                                     -                             -
Common Stock                        227           8,107          1,117     1            6,990         (6,990) A         266
                                                                                                           39 A
  Cumulative Translation              -             315          3,886     1          (3,571)                       (3,571)
   Adjustment (1)

Other equity accounts           235,387          12,599            586  2(a)            1,734         (1,734) A     244,072
                                                                  (19)  2(b)                            8,685 A

 TOTAL STOCKHOLDERS EQUITY      235,614          21,021                                 5,153                       240,767


TOTAL LIABILITIES AND        $   408,834   $     62,058                         $      44,805                    $  453,639
STOCKHOLDERS' EQUITY


                                                     ORBITAL SCIENCES
                                                       CORPORATION
                                                   UNAUDITED PRO FORMA
                                                  CONDENSED CONSOLIDATED
                                                 STATEMENT OF OPERATIONS
                                                SIX MONTHS ENDED JUNE 30,
                                                           1995
                                             (in thousands, except share data)

                             Historical     Historical      Conversion            Converted        Pro Forma      Pro Forma
                              Orbital        MacDonald,    Adjustments           Historical       Adjustments      Results
                              Sciences       Dettwiler      (B) Debit             MacDonald,                        (US$)
                            Corporation         and          (Credit)           Dettwiler and
                               (US$)        Associates                         Associates Ltd.
                                             Ltd. (C)                             (C) (US$)
                                               (C$)
Revenues                     $   132,930   $      52,503   $    14,692     1    $      37,811                    $  170,741

Costs of Goods Sold              97,293          34,519          1,234  2(c)           25,750                       123,043


Gross Profit                     35,637          17,984                                12,061                        47,698

  Research and Development        8,764           1,747            442  2(b)            1,570                        10,334
      Expenses

  Selling, General &             22,707          11,099        (3,097)     1            8,002                        30,709
   Administrative Expenses

 Amortization of Excess of        1,400             219           (61)     1              158                         1,558
   Purchase Price Over Net
   Assets Acquired


Income (Loss) from Operations     2,766           4,919                                 2,331                         5,097

Net Interest Income             (1,887)             249             69     1              180                       (1,707)
(Expense)

Equity in Earnings of               362               -                                     -                           362
Affiliate

 Income Before Provision          1,241           5,168                                 2,511                         3,752
  for Income Taxes

Provision for Income Taxes            -           2,491          (220)  2(b)              745                           745

Net Income (F)               $     1,241   $       2,677                        $        1,766                         3,007

Net Income per Common and    $      0.06                                                                         $      0.12 D
Common Equivalent Share:


  Shares Used in Computing    20,954,359                                                             3,920,290 A   24,874,649 D
 Net Income per Common and
   Common Equivalent Share

Net Income per Common
Share Assuming
Full Dilution:               $        0.06                                                                        $       0.12 D

Shares Used in Computing      24,863,449                                                             3,920,290 A   28,783,739 D
Net Income per Common
Share, Assuming Full
  Dilution


                                                     ORBITAL SCIENCES
                                                       CORPORATION
                                                   UNAUDITED PRO FORMA
                                                  CONDENSED CONSOLIDATED
                                                 STATEMENT OF OPERATIONS
                                                   TWELVE MONTHS ENDED
                                                    DECEMBER 31, 1994
                                                 (thousands, except share data)


                             Historical     Historical      Conversion            Converted        Pro Forma      Pro Forma
                              Orbital        MacDonald,    Adjustments           Historical       Adjustments      Results
                              Sciences       Dettwiler      (B) Debit             MacDonald,                        (US$)
                            Corporation         and          (Credit)           Dettwiler and
                               (US$)        Associates                         Associates Ltd.
                                             Ltd. (C)                             (C) (US$)
                                               (C$)
Revenues                     $   221,946   $     109,955   $    30,325     1    $      79,630                    $  301,576

Costs of Goods Sold             157,066          80,063          1,850  2(c)           59,351                       216,417
                                                               (22,562)    1

Gross Profit                     64,880          29,892                                20,279                        85,159

  Research and Development       14,389           2,381          1,598  2(b)            2,870                        17,259
   Expenses
                                                               (1,109)     1
   Selling, General &            39,749          19,859        (5,478)     1           14,381                        54,130
   Administrative Expenses

 Amortization of Excess of        2,045             435          (120)     1              315                         2,360
   Purchase Price Over Net
   Assets Acquired


Income from Operations            8,697           7,217                                 2,713                        11,410

Net Interest Income                  37             250             69     1              181                           218
(Expense)

   Equity in Earnings           (1,264)               -                                     -                       (1,264)
   (Losses) of Affiliate


Income Before Provision           7,470           7,467                                 2,894                        10,364
   for Income Taxes

Provision for Income Taxes        2,081           3,502          (729)  2(b)              663                         2,744


Net Income                   $     5,389   $       3,965                        $        2,231                   $     7,620

Net Income per Common and    $      0.28                                                                         $      0.33 D
Common Equivalent Share:

 Shares Used in Computing     19,104,427                                                             3,920,290 A   23,024,717 D
  Net Income per Common and
  Common Equivalent Share

Net Income per Common        $      0.28
 Share, Assuming Full
 Dilution:

 Shares Used in Computing     22,222,210                                                             3,920,290 A   27,142,500 D
  Net Income per Common
  Share, Assuming Full
  Dilution


                                                     ORBITAL SCIENCES
                                                       CORPORATION
                                                   UNAUDITED PRO FORMA
                                                  CONDENSED CONSOLIDATED
                                                 STATEMENT OF OPERATIONS
                                                   TWELVE MONTHS ENDED
                                                    DECEMBER 31, 1993
                                               (thousands, except share data)

                             Historical     Historical      Conversion            Converted        Pro Forma      Pro Forma
                              Orbital        MacDonald,    Adjustments           Historical       Adjustments      Results
                              Sciences       Dettwiler      (B) Debit             MacDonald,                        (US$)
                            Corporation         and          (Credit)           Dettwiler and
                               (US$)        Associates                         Associates Ltd.
                                             Ltd. (C)                             (C) (US$)
                                               (C$)
Revenues                     $   223,087   $     101,417   $    24,320     1    $      77,097                    $  300,184

Costs of Goods Sold             170,204          75,294          1,150  2(c)           58,085                       228,289
                                                               (18,359)     1


Gross Profit                     52,883          26,123                                19,012                        71,895

  Research and Development       14,885           3,421             66  2(a)            4,818                        19,703
   Expenses
                                                                 2,839  2(b)
                                                               (1,508)     1
   Selling, General &           25,897          16,769        (3,991)     1           12,778                        38,675
   Administrative Expenses

 Amortization of Excess of        1,537             127           (30)     1               97                         1,634
  Purchase  Price Over Net
  Assets Acquired


Income from Operations           10,564           5,806                                 1,319                        11,883

Net Interest Income                 356               8              3     1                5                           361
(Expense)

  Equity in Earnings            (2,436)               -                                     -                       (2,436)
   (Losses) of Affiliate


 Income Before Provision          8,484           5,814                                 1,324                         9,808
  for Income Taxes

Provision for Income Taxes        2,288           2,557        (1,248)  2(b)              115                         2,403
                                                               (1,150)  2(c)
                                                                  (44)     1

Net Income (F)               $     6,196   $       3,257                        $        1,209                   $     7,405

Net Income per Common and    $      0.43                                                                         $      0.40 D
Common Equivalent Share:

 Shares Used in Computing     14,641,854                                                             3,920,290 A   18,562,144 D
 Net Income per Common and
  Common Equivalent Share

Net Income per Common        $      0.38                                                                         $      0.37 D
Share, Assuming Full
Dilution:

 Shares Used in Computing     18,256,276                                                             3,920,290 A   22,176,566 D
  Net Income per Common
  Share, Assuming Full
  Dilution

                                                     ORBITAL SCIENCES
                                                       CORPORATION
                                                   UNAUDITED PRO FORMA
                                                  CONDENSED CONSOLIDATED
                                                 STATEMENT OF OPERATIONS
                                                   TWELVE MONTHS ENDED
                                                       DECEMBER 31, 1992
                                                 (thousands, except share data)


                             Historical     Historical      Conversion            Converted        Pro Forma      Pro Forma
                              Orbital        MacDonald,    Adjustments           Historical       Adjustments      Results
                              Sciences       Dettwiler      (B) Debit             MacDonald,                        (US$)
                            Corporation         and          (Credit)           Dettwiler and
                               (US$)        Associates                         Associates Ltd.
                                             Ltd. (C)                             (C) (US$)
                                               (C$)
Revenues                     $   204,190   $      85,156   $    16,175     1    $      68,981                    $  273,171

Costs of Goods Sold             158,661          59,705          1,050  2(c)           49,173                       207,834
                                                              (11,582)     1

Gross Profit                     45,529          25,451                                19,808                        65,337

  Research and Development       10,586           4,378            221  2(a)            4,979                        15,565
                  Expenses
                                                                 1,549  2(b)
                                                               (1,169)     1
   Selling, General &           28,615          16,137        (3,029)     1           13,108                        41,723
   Administrative Expenses

 Amortization of Excess of        1,495             136           (25)     1              111                         1,606
  Purchase  Price Over Net
  Assets Acquired


Income (Loss) from                4,833           4,800                                 1,610                         6,443
  Operations

Net Interest Income                 738             146             24     1              122                           860
  (Expense)

Income (Loss) Before
 Provision for Income             5,571           4,946                                 1,732                         7,303
 Taxes

 Provision (Benefit) for          1,630           2,177          (682)  2(b)              367                         1,997
  Income Taxes
                                                               (1,050)  2(c)
                                                                  (78)     1

Net Income                   $     3,941   $       2,769                        $        1,365                   $     5,306

Net Income per Common
 and Common Equivalent       $      0.27                                                                         $      0.29 D
 Share:


 Shares Used in Computing     14,404,933                                                             3,920,290 A   18,325,223 D
 Net Incomeper Common and
 Common Equivalent Share


Net Income per Common        $      0.27                                                                         $     $0.29 D
Share,  Assuming Full
Dilution:


 Shares Used in Computing     14,404,933                                                             3,920,290 A   18,325,223 D
  Net Income per Common
  Share, Assuming Full
  Dilution

                   ORBITAL SCIENCES CORPORATION
               Notes to Pro Forma Adjustments to the
                   Unaudited Pro Forma Condensed
                 Consolidated Financial Statements

(A) On August 31, 1995, the Company signed an agreement to acquire MDA. The MDA Acquisition is expected to be concluded by December 31, 1995. The Pro Forma Statements assume Orbital issues approximately 3.9 million shares of its Common Stock for all of MDA's issued and outstanding voting Common Shares and employee share options. As part of the MDA Acquisition, Orbital will assume all of MDA's outstanding employee share options, which vest in variable amounts over the next four years.

The MDA Acquisition will be accounted for using the pooling of interests method of accounting and, accordingly, the issuance of the Company's Common Stock was recorded in an amount equal to MDA's historical net assets at June 30, 1995.

(B)   The  Pro  Forma  Statements convert  MDA's  historical
financial statements to conform to generally accepted accounting standards in the United States and the provisions of Regulation S-X promulgated under the Securities Exchange Act of 1934. Certain reclassifications have been made to the historical MDA financial statements to conform to the historical Orbital financial statement presentation.

(C)   The  Company  historically presented its  consolidated
financial   statements  on  a  calendar  year  basis.    MDA
historically presented its consolidated financial statements on a fiscal year March 31 basis.

MDA's historical consolidated financial statements included in the pro forma condensed consolidated financial statements for the six months ended June 30, 1995 have been recast to include the three-month period ended March 31, 1995 and the three-month period ended June 30, 1995, to coincide with the Company's calendar year basis of presentation.

The  pro  forma condensed consolidated financial  statements for the calendar years ended December 31, 1994, 1993 and 1992 include MDA's historical financial statements for its fiscal years ended March 31, 1995, 1994 and 1993 and Orbital's historical consolidated financial statements for its calendar years ended December 31, 1994, 1993 and 1992. The effect of recasting MDA's historical consolidated financial statements as presented in the pro forma condensed consolidated financial statements for the six months ended June 30, 1995 has been charged to retained earnings as of January 1, 1995 in the Pro Forma Financial Statements. The charge to retained earnings eliminates the effect of including MDA's results of operations for the three-month period ending March 31, 1995 of $1,050,000 (after giving effect to the conversions and translations described in these notes) in both the pro forma condensed consolidated statements of operations for the six months ending June 30, 1995 and for the year ending December 31, 1994. MDA's revenues for the three-month period ended March 31, 1995 were approximately $20,634,000.


                ORBITAL SCIENCES CORPORATION
            Notes to Pro Forma Adjustments to the
                Unaudited Pro Forma Condensed
              Consolidated Financial Statements

(D) Pro forma income per common and common equivalent share and pro forma income per common share assuming full dilution are both calculated based on the aggregate of the weighted average number of common and common equivalent shares of both Orbital and MDA, adjusted to equivalent shares of the combined company for all periods presented, assuming all MDA outstanding stock options are outstanding and "in the money" for all periods presented. Pro forma income per common share assuming full dilution for the periods presented also includes the effects of an assumed conversion of the Company's convertible subordinated debentures (issued, and assumed converted, on February 25, 1993), after giving effect to all net income adjustments that would result from the assumed conversion.

   (E) Approximately $3,000,000 of nonrecurring charges directly attributable to the MDA Acquisition, including legal, accounting and investment banking fees, will be included in Orbital's consolidated statement of operations in the period the MDA Acquisition is consummated, currently expected to be during the quarter ending December 31, 1995. Such charges were not considered in the Unaudited Pro Forma Condensed Consolidated Statements of Operations.

(F) The Company adopted SFAS 121 as of January 1, 1995. The Company's adoption of SFAS 121 resulted in a cumulative effect adjustment of $4,160,000 which decreased net income for the six-month period ended June 30, 1995. The cumulative effect of the change in accounting principle is not included in the accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1995.

The Company adopted SFAS 109 as of January 1, 1993. The Company's adoption of SFAS 109 resulted in a cumulative effect adjustment of $200,000 which increased net income for the year ended December 31, 1993. The cumulative effect of the change in accounting principle is not included in the accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 1993.

                ORBITAL SCIENCES CORPORATION
           Notes to Conversion Adjustments to the
                Unaudited Pro Forma Condensed
              Consolidated Financial Statements

(1)   MDA  operates with, and has historically reported  its
financial results using, the Canadian dollar as its functional currency. Orbital operates with, and reports its financial results using, the U.S. dollar. Accordingly, the Pro Forma Statements report the consolidated entity's financial results using the U.S. dollar as its functional currency, and MDA's historical financial results have accordingly been translated to the U.S. dollar using the appropriate exchange rates for the appropriate periods as follows (Canadian dollars to U.S. dollars):

     Date or Period                     Exchange Rate
      at June 30, 1995                              1.37 to 1.00
      for  the six months ended June 30, 1995       1.38  to 1.00
      for  the year ended December 31, 1994         1.38  to 1.00
      for  the year ended December 31, 1993         1.31  to 1.00
      for  the year ended December 31, 1992         1.23  to 1.00

The economic effects of an exchange rate change on an operation that is relatively self-contained and integrated within a foreign country relate to the net investment in that operation. Translation adjustments that arise from consolidating that foreign operation do not impact cash flows and are not included in net income. Since MDA is a self-contained entity integrated within Canada, the impacts of cumulative translation adjustments that arise from consolidating MDA with Orbital have been excluded from determining net income and have been reported within stockholders' equity.

(2) MDA has historically reported its financial results using generally accepted accounting principles in Canada ("GAAP-C"). Orbital reports its financial results using generally accepted accounting principles in the United States ("GAAP-US"). The Pro Forma Statements report the consolidated entity's financial results using GAAP-US. Accordingly, MDA's historical financial results have been converted to GAAP-US.

The major differences between GAAP-C and GAAP-US, as it applies to MDA, are as follows:

(a) MDA has an approximate 25% equity investment in a Canadian company ("Investee") that is accounted for under GAAP-C using the equity method of accounting for investments. Investee is in its development stage and, pursuant to GAAP-C, MDA's historical statements of operations do not report as a current expense MDA's share of Investee's start-up expenses. GAAP-US would require MDA to charge to earnings all such operating expenses incurred during Investee's development stage. In converting to GAAP-US, the Pro Forma Statements adjust MDA's method of accounting for costs

                ORBITAL SCIENCES CORPORATION
           Notes to Conversion Adjustments to the
                Unaudited Pro Forma Condensed
              Consolidated Financial Statements

incurred by Investee during the development stage, resulting in a cumulative reduction in the carrying amount of MDA's investment.

(b) MDA has historically received Canadian Government assistance for certain research and development projects that may be repayable based on future sales levels or other benefits achieved by MDA as a result of the projects. In the event that such projects do not result in future benefits to MDA, the repayment obligation is relieved.
Pursuant to GAAP-C, MDA's historical financial statements have recorded the receipt of such government assistance as a current period reduction in research and development expenses, disclosing a contingent liability for the potential repayment obligation. In converting to GAAP-US, the Pro Forma Statements adjust MDA's method of accounting for such government assistance by recording a liability for the government assistance received (as opposed to a reduction in current period research and development expenses) reflecting the repayment obligation. The amount of government assistance will be recorded as an adjustment to research and development expenses in the period the contingency is resolved.

(c) MDA has historically received investment tax credits for Canadian tax purposes for certain qualifying research and development projects. Pursuant to GAAP-C, MDA's historical financial statements have recorded the receipt of investment tax credits as a current period reduction in costs of sales. In converting to GAAP-US, the Pro Forma Statements adjust MDA's method of accounting for investment tax credits by recording the credit as a reduction in current period income tax expense (as opposed to a reduction in current period costs of sales).






     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ORBITAL SCIENCES CORPORATION


DATED:  November __, 1995      By   /s/ David W. Thompson

                                    David   W.   Thompson,
                                    President and   Chief   Executive
                                    Officer